UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2016 (October 28, 2016)

EverBank Financial Corp
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(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)
Not Applicable
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Former name or former address, if changed since last report

Registrant’s telephone number, including area code	(904) 281-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
 EverBank Financial Corp (the “Company”), announced today that it has posted the 2016 Dodd-Frank Act Stress Testing (“DFAST”) results for its wholly-owned operating subsidiary, EverBank, as required under Section 165(i)(2) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The stress test results can be found on the Events and Presentations section of our Investor Relations website (https://about.everbank/investors/events-presentations#?tab=Presentations).  The stress test results are based on a forward-looking exercise using hypothetical severely adverse macroeconomic assumptions and are designed to measure EverBank’s capital levels in the face of a severely adverse economic scenario. EverBank's results are not intended to reflect our expectations about future economic conditions and should not be taken as an indication of our expected present or future financial results.
The information contained in this Item 7.01, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp
(Registrant)

By:	/s/ Jean-Marc Corredor
	Name:	Jean-Marc Corredor
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

Dated: October 28, 2016